UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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ABLEST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABLEST INC.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2005

To the Stockholders:

     The 2005 Annual Meeting of Stockholders of Ablest Inc. (the “Company”) will be held at the Company’s corporate headquarters at 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, on Wednesday, May 25, 2005, at 11:30 a.m., local time, for the following purposes:

1.	To elect seven Directors of the Company, each of whom is to hold office until the next Annual Meeting of Stockholders and until the due election and qualification of his or her successor;

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stockholders of record at the close of business on March 31, 2005, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     If you cannot personally attend the meeting, it is requested that you promptly fill in, sign and return the enclosed proxy, which needs no postage if mailed in the United States.

By order of the Board of Directors

Vincent J. Lombardo Secretary

April 1, 2005

PROXY STATEMENT
ITEM 1 — ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMMITTEE’S REVIEW OF ALL COMPONENTS OF COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTING FIRM
COMMON STOCK PERFORMANCE
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS

ABLEST INC.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

PROXY STATEMENT

2005 ANNUAL MEETING

     The enclosed proxy is solicited by the Board of Directors of Ablest Inc. (the “Company”) to be voted at the 2005 Annual Meeting of Stockholders to be held at the Company’s corporate headquarters at 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, on Wednesday, May 25, 2005, at 11:30 a.m., local time.

     Only stockholders of record as of the close of business on March 31, 2005, are entitled to notice of, and to vote at, the meeting or any adjournment thereof. On March 31, 2005, the Company had outstanding voting securities consisting of 2,892,368 shares of common stock, par value $.05 per share. Each share is entitled to one vote. Shares cannot be voted at the meeting unless the stockholder is present or represented by proxy.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, Directors and regular employees of the Company. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such material.

     Any stockholder executing the accompanying form of proxy has the power to revoke it at any time prior to its exercise, in person at the 2005 Annual Meeting of Stockholders or by written notification to the Secretary of the Company. Every properly signed proxy will be voted (unless revoked) if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken.

     The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of common stock outstanding on the Record Date must be present or represented at the Meeting in order to have a quorum for the transaction of business. Abstentions (votes “withheld”) will be counted as present for purposes of determining the presence of a quorum. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). If a quorum is present and voting, the seven nominees for Director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Abstentions and broker non-votes will have no effect on the election of Directors. Because abstentions are treated as shares present and entitled to vote for the remaining proposal, abstentions have the same effect as negative votes for such proposal. Broker non-votes will not be included in the vote totals and will have no effect on the outcome of the vote for the remaining proposal.

     The Company’s address is 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, and its telephone number is (727) 299-1200. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 7, 2005.

ITEM 1 — ELECTION OF DIRECTORS

Nominees for Directors

     Seven Directors are to be elected at the meeting, each to serve until the next annual meeting of stockholders and until his or her successor has been elected. These seven nominees were recommended to the Nominating Committee for election as a Director by one or more of the following: a stockholder, a non-management Director, the chief executive officer, or another executive officer. Shares represented by proxies solicited by the Board of Directors will be voted for the seven nominees hereinafter named, unless authority to vote for one or more nominees is withheld. If for any reason any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for a substitute nominee designated by the Board of Directors.

     Seven Directors were elected to the Board of Directors at the 2004 Annual Meeting of Stockholders and all seven are nominees for re-election at the 2005 Annual Meeting of Stockholders.

     The table below sets forth certain information about each nominee for election to the Board of Directors:

			First Became
Name	Principal Occupation	Age	a Director
Charles H. Heist	Chairman of the Board of Directors	54	1978

W. David Foster	Vice Chairman of the Board of Directors	70	1997

Kurt R. Moore	President and Chief Executive Officer	45	2003

Charles E. Scharlau	Attorney and Consultant	77	1980

Ronald K. Leirvik	Chairman of RKL Enterprises	67	1996

Donna R. Moore	Independent Consultant	65	1996

Richard W. Roberson	President of Sand Dollar Partners, Inc.	58	1997

     Mr. Heist is Chairman of the Board of the Company and has been since 1988. From 1983 until 1997, he served as President, and from 1988 until March 2000, he was also Chief Executive Officer of the Company. In over 30 years with the Company, he has held a variety of other management positions.

     Mr. Foster is Vice Chairman of the Board of Directors and has been since 2004. From 2000 to 2003, he served as Chief Executive Officer, and from 1997 to 2000, he was President and Chief Operating Officer. In over 30 years with the Company, he has held a variety of other management positions.

     Mr. Moore is President and Chief Executive Officer and has been since January 1, 2004. From 2000 to 2003, he served as President and Chief Operating Officer, from 1996 to 2000, he was Executive Vice President, and from 1991 to 1996, he was Vice President.

     Mr. Scharlau is of counsel with the law firm of Connor and Winters, PLLC, a position he has held since 1999. He is the former Chief Executive Officer and Chairman of the Board of Southwestern Energy Company and Arkansas Western Gas Company. He serves on the Board of Directors of Southwestern Energy Company and is Chairman of the Board of Trustees of the University of Arkansas System.

     Mr. Leirvik is Founder and Chairman of RKL Enterprises, a position he has held since 1995, which invests in and manages manufacturing and distribution companies. He is the former President, Chief Executive Officer and a Director of RB&W Corporation and Executive Vice President and General Manager of Moen, Inc. Mr. Leirvik is also Chairman of the Boards of Directors of Willow Hill Industries, Inc. and C.E. White Corporation.

     Ms. Moore is CEO and Co-Chairman of Strive Family Fitness Centers, a position she has held since 2004. She was an independent consultant from 2001 to 2004 and was the President and Chief Executive Officer of Hit or Miss, Inc. from 1999 to 2001. Ms Moore was previously Chairman and Chief Executive Officer of Discovery Zone, Inc., President and Chief Executive Officer of Motherhood Maternity, and President — North American Division of Laura Ashley, Inc. and Senior Vice-President of Walt Disney Company — The Disney Stores.

     Mr. Roberson is President of Sand Dollar Partners, Inc., an investment firm, a position he has held since 1998. Mr. Roberson is also a Director of Priority Healthcare Corporation and WildCard Systems, Inc.

Information About the Board of Directors and its Committees

     The Company expects all members of the Board to attend the Company’s annual meetings of stockholders barring other significant commitments or special circumstances. All of the Company’s board members attended the Company’s 2004 annual meeting of stockholders.

     During the Company’s fiscal year ended December 26, 2004, the Board of Directors held four regularly scheduled meetings. During fiscal 2004, there were three Compensation Committee meetings and four Audit Committee meetings. In 2004, each incumbent Director attended at least 75% of all meetings of the Board and of each committee of which he or she was a member.

     The Executive Committee consists of Messrs. Foster, Moore and Roberson. This committee exercises all of the powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees.

     The Audit Committee consists of Messrs. Roberson, Leirvik and Scharlau. This committee monitors and reviews the financial controls, reporting procedures, and internal checks and balances of the Company as well as the independence and performance of its outside auditors. The Board of Directors has determined that each of Messrs. Roberson, Leivrik and Sharlau are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board has determined that Richard W. Roberson qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Board of Directors adopted an Audit Committee Charter which was filed as an attachment to the 2004 Proxy Statement.

     The Compensation Committee consists of Messrs. Scharlau and Leirvik and Ms. Moore. This committee oversees all compensation matters related to the Company’s executive officer compensation and discretionary awards under the various incentive plans. The Board of Directors adopted a Compensation Committee Charter in 2004.

     The Nominating Committee was formed in 2004 and consists of Messrs. Roberson, Leirvik and Scharlau and Ms. Moore. The Nominating Committee identifies qualified individuals to become Directors and recommends to the Board candidates for all Directors to be filled by the Board or stockholders of the Company. The Board of Directors has determined that each member of the Nominating Committee is independent as defined by American Stock Exchange listing standards for Nominating Committee members. The Board of Directors adopted a Nominating Committee Charter which was filed as an attachment to the 2004 Proxy Statement.

Nominations of Director

     The Board selects the Director nominees to stand for election at the Company’s annual meetings of stockholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating Committee. In recommending nominees to serve as Directors, the Nominating Committee will examine each Director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. Directors shall be selected so that the Board is a diverse body. However, the Nominating Committee believes the following minimum qualifications must be met by a Director nominee to be recommended to the Board:

•	Each Director must display high personal and professional ethics, integrity and values.

•	Each Director must have the ability to exercise sound business judgment.

•	Each Director must be highly accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

•	Each Director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each Director must be able to represent all stockholders of the Company and be committed to enhancing long-term stockholder value.

•	Each Director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

     Recommendations for consideration by the Nominating Committee, including recommendations from stockholders of the Company, should be sent to the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters in writing together with appropriate biographical information concerning each proposed nominee.

Communications with Board of Directors

     Stockholders may communicate with the full Board or individual Directors, by submitting such communications in writing to Ablest Inc., Attention: Board of Directors (or the individual Director(s)), 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762. Such communications will be delivered directly to the appropriate Director(s).

Director Fees

     Directors who are full-time employees of the Company receive no extra compensation for their services as Directors. Non-employee Directors received an annual retainer of $12,500, plus meeting expenses, during fiscal 2004. During fiscal 2005, the Company anticipates that Directors will receive an annual retainer of $25,000. Under the Independent Directors’ Stock Option Plan (the “Directors’ Plan”), each non-employee Director elected to the Board in May 2004 was granted an option to purchase 1,500 shares of common stock, exercisable after May 6, 2005. The exercise price of these options is $8.00 per share. The options expire on May 6, 2014, unless sooner terminated under the Directors’ Plan. Each Director who received such an option is standing for re-election at the 2005 annual meeting. Upon re-election, each such Director will receive an option for the purchase of 1,500 shares (exercisable after May 25, 2006) under the Directors’ Plan, with an exercise price equal to the fair market value of a share of common stock on the date of the 2005 Annual Meeting. Mr. Scharlau, Mr. Leirvik, Mr. Roberson, and Ms. Moore are non-employee Directors and participate in this plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 31, 2005, information concerning the beneficial ownership of shares of the Company’s common stock by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Director and Director Nominee, (iii) each named executive officer identified in the Summary Compensation Table and (iv) all Directors and executive officers as a group. For the purpose of this proxy statement, beneficial ownership has the meaning given under the rules of the Securities and Exchange Commission relating to proxy statements and does not necessarily indicate pecuniary interest. The beneficial ownership information presented herein is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.

	Amount and Nature
	of Beneficial		Percent
Name and Address (1)	Ownership		of Class
C.H. Heist Trust	454,645	(2)	15.7%
c/o Isadore Snitzer,
Charles H. Heist and Clydis D. Heist, Trustees
710 Statler Building
Buffalo, New York 14202

Charles H. Heist	306,738	(3)	10.6%
Victoria Hall	118,441	(4)	4.1%
Dixie Lea Clark	145,914	(4)	5.0%

Heist Grandchildren Trusts	451,093	(5)	15.6%
c/o Charles H. Heist
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

The Burton Partnership, Limited Partnership	487,800	(6)	16.9%
Post Office Box 4643
Jackson, Wyoming 83001

W. David Foster	48,034		1.7%
Kurt R. Moore	57,416		2.0%
Vincent J. Lombardo	8,665		*
Nolan B. Gardner	1,556		*
Charles E. Scharlau	12,505	(7)	*
Ronald K. Leirvik	12,100	(7)	*
Richard W. Roberson	12,500	(7)	*
Donna R. Moore	12,000	(7)	*

All officers and Directors (8 persons)	1,377,252	(8)	47.6%

* Less than 1%

Notes to Beneficial Ownership table:

(1)	Except as otherwise indicated, all addresses are c/o Ablest Inc., 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762.

(2)	The shares indicated are held of record in a trust created by the founder of the Company, C.H. Heist, for the benefit of his family prior to his death in February 1983. The two trustees of the trust are Clydis D. Heist and Charles H. Heist. Each of the trustees may be deemed to be the beneficial owner of the shares held in the trust. The trust will continue until the death of Clydis D. Heist and the children of Mr. and Mrs. C.H. Heist. Mr. Heist disclaims beneficial ownership of the shares held by the trust.

(3)	The shares indicated are owned directly by Mr. Heist, except for 24,703 shares owned by his wife. Mr. Heist disclaims beneficial ownership of the above-referenced shares owned by his wife.

(4)	Ms. Hall and Ms. Clark are daughters of C.H. Heist (deceased) and Clydis D. Heist and sisters of Charles H. Heist. The shares owned by each of them do not include the shares owned by the C.H. Heist Trust or the shares of the trusts for the grandchildren mentioned in footnote 5 below. Both daughters disclaim any beneficial ownership of the shares held in such trusts.

(5)	The trusts indicated were created for the benefit of the children of Charles H. Heist and his sisters, Victoria Hall and Dixie Lea Clark. Mr. Heist and his sisters are trustees of the trusts. Each of the trustees disclaims beneficial ownership of the shares held in these trusts.

(6)	The Burton Partnership is a limited partnership controlled by Donald W. Burton, who is deemed to be the beneficial owner of the shares held by this partnership.

(7)	Includes 12,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2005.

(8)	Includes the 454,645 shares and 451,093 shares described in footnotes (2) and (5), under “Security Ownership of Certain Beneficial Owners.” Also includes 48,000 shares subject to stock options that are exercisable within 60 days of March 31, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth information concerning compensation for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years by the chief executive officer and the other four most highly compensated executive officers of the Company and its subsidiaries (the “Named Officers”).

Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation (1)		Restricted	All Other
	Fiscal		Bonus	Stock Awards	Compensation
Name and Principal Position	Year	Salary	(2)	(3)	(5)
Charles H. Heist	2004	$200,000	$49,800	1,510	$12,400
Chairman of the Board	2003	$250,000	$129,100	2,438	$12,300
	2002	$245,000	$98,000	1,984	$12,000

W. David Foster	2004	$200,000	$49,800	1,510	$11,700
Vice Chairman of the Board	2003	$270,000	$156,900	2,962	$11,600
	2002	$250,000	$112,500	2,277	$8,500

Kurt R. Moore	2004	$250,000	$140,000	13,248	$17,000
President and	2003	$225,000	$116,200	2,194	$12,800
Chief Executive Officer	2002	$210,000	$84,000	1,700	$11,800

Vincent J. Lombardo	2004	$165,000	$71,800	6,681	$15,800
Vice President,	2003	$155,000	$60,000	1,134	$8,700
Chief Financial Officer, Treasurer	2002	$129,200	$42,000	850	$3,000
and Secretary

Nolan B. Gardner (4)	2004	$83,900	$20,700	627	$9,000

(1)	These amounts do not include the cost to the Company of perquisites or other personal benefits as such cost has not exceeded 10% of total salary and bonus in the case of any of the Named Officers.

(2)	Includes bonus earned for 2004 performance paid in 2005.

(3)	Fiscal 2002, 2003 and 2004 includes registered shares issued under the Company’s Restricted Stock Plan. Fiscal 2004 also includes registered shares issued under the Company’s Executive Stock Awards Plan. See “Compensation of Executive Officers – Restricted Stock Plan and Executive Stock Awards Plan”.

(4)	Mr. Gardner was promoted to Vice President – Human Resources on November 4, 2004.

(5)	Other compensation includes the Company matching contribution on the 401(k), life insurance and the personal value of Company automobiles provided to the Named Officers.

Option Grants in Last Fiscal Year

     There were no stock option grants made during fiscal 2004 and no stock appreciation rights were granted to the Named Officers during such fiscal year.

Code of Ethics

     The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer, a copy of which was filed as exhibit 14 to the Company’s annual report on Form 10-K for its fiscal year ended December 28, 2003.

Independent Directors’ Stock Option Plan

     The Independent Directors Stock Option Plan (the “Directors’ Plan”) was approved by the Board of Directors at its regular meeting held on May 5, 2000, and is designed to strengthen the interest between the independent Directors and the stockholders through increased ownership by the independent Directors of the Company’s common stock. Participation in the plan is limited to Directors who are not employees of the Company. Under the Directors’ Plan, each independent Director receives an option to purchase 6,000 shares of Common Stock upon his or her first election to the Board of Directors after implementation of the plan. Following the initial option grant, each independent Director re-elected to the Board between 2001 and the termination of the plan in 2010 will receive an option to purchase 1,500 shares of common stock each time he or she is re-elected to the Board. The exercise price of each option will be equal to the fair market value of the common stock on the date of grant. The total number of shares of common stock that may be made subject to options awarded under the Directors’ Plan is 100,000. The Directors’ Plan is administered by the Board of Directors of the Company. Each initial stock option for 6,000 shares becomes exercisable in three equal annual installments on the first, second and third anniversaries of the grant thereof. All other stock options (i.e., those for 1,500 shares) will become exercisable on the first anniversary of the grant thereof. Each option shall have a term of ten years during which it may be exercised, subject to forfeiture for voluntary resignation or removal for cause prior to vesting. All unvested options will become fully vested and exercisable through their expiration dates on the death, disability or retirement of a Director or a change in control of the Company, or removal without cause.

Restricted Stock Plan

     The Restricted Stock Plan (the “Restricted Stock Plan”) was approved by the stockholders of the Company on May 23, 2002, and is designed to promote the long-term growth and profitability of the Company by (i) providing executive officers and certain other key employees of the Company with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Restricted Stock Plan is administered by the Compensation Committee. This committee interprets the Restricted Stock Plan and may adopt, amend, or rescind such rules and regulations for carrying out the Restricted Stock Plan as it deems appropriate.

     Subject to an event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in corporate structure or shares, 250,000 shares of common stock of the Company may be issued pursuant to the Restricted Stock Plan. Such shares may be unissued or treasury. The maximum number of shares that may be issued to any single individual in any one year shall not exceed 25,000 shares.

     Participation in the Restricted Stock Plan is limited to executive officers, regional managers, division managers, the Vice President of Human Resources and the Director of Sales and Marketing of the Company.

     A pool of shares for grants under the Restricted Stock Plan is created by dividing eight percent (8%) of the previous fiscal year’s pre-tax income (as determined by the Committee in consultation with management and the Company’s independent auditors) by the average of the Fair Market Values of the common stock of the Company during a 30 trading day period commencing fifteen (15) trading days before and ending fifteen (15) trading days after the release of the Company’s earnings for such previous fiscal year.

     During each fiscal year that the Restricted Stock Plan is in effect, the Committee approves a target for earnings before taxes as calculated in accordance with generally accepted accounting principles. If the actual earnings before taxes for a particular fiscal year meets or exceeds the target, as determined by the Committee after consultation with management and the Company’s independent auditors, the Committee issues to each participant restricted shares equal to the number of shares in the pool multiplied by a fraction the numerator of which is the cash bonus paid to the participant and the denominator of which is the total of cash bonuses paid to all participants for the year in question.

     With respect to each grant of restricted shares under the Restricted Stock Plan, one-third of the subject shares will become fully vested on the first anniversary of the date of grant, another one-third of the subject shares will become vested on the second anniversary of the date of grant, and the final one-third of the subject shares will become vested on the third anniversary of the date of grant.

     Except as otherwise provided by the Committee, in the event of a change in control or the termination of a grantee’s employment due to death, disability, retirement with the consent of the Committee, or termination without cause by the Company, all restrictions on shares granted to such grantee shall lapse. On termination of a grantee’s employment for any other reason, including, without limitation, termination for cause, all restricted shares subject to grants made to such grantee shall be forfeited to the Company.

     The Restricted Stock Plan will terminate on the last day of fiscal year 2006.

Executive Stock Awards Plan

     The Executive Stock Awards Plan (the “Stock Plan”) was approved by the stockholders of the Company on May 6, 2004, and is designed to promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve stockholder values and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions.

     The Stock Plan is administered by the Compensation Committee. The Committee interprets the Stock Plan and may adopt, amend, or rescind such rules and regulations for carrying out the Stock Plan as it deems appropriate.

     Subject to an event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in corporate structure or shares, 135,000 shares of common stock of the Company may be issued pursuant to the Stock Plan. Such shares may be unissued or treasury shares. The maximum number of shares that may be issued to any single individual in any one year may not exceed 30,000 shares.

     Participation in the Stock Plan is limited to the President and Chief Executive Officer, the Vice President and Chief Financial Officer, and one additional executive officer that the Compensation Committee may select.

     Pursuant to the Stock Plan, the Compensation Committee granted 9,000 restricted shares to the President and Chief Executive Officer and 4,500 restricted shares to the Vice President and Chief Financial Officer. These grants were made effective January 1, 2004, and will vest on January 1, 2005. The initial grants of restricted shares are not tied to any performance target. Each initial grant of restricted shares is subject to approval of the Stock Plan by the Company’s stockholders at the annual meeting, and the subject shares will be forfeited if such approval is not obtained.

     For fiscal 2004 through 2006, the Compensation Committee may establish applicable performance targets based on earnings before taxes (EBT) of the Company and determine the number of restricted shares that may be earned by participants in the Plan if the applicable performance targets are met or exceeded. Information regarding the range of restricted shares that may be earned in fiscal 2005 by current participants in the Plan is included in the table shown below.

	Range of Number of Shares	Range of Percent of EBT Target
Executive Officer	2005	Achieved in 2005
Kurt R. Moore	9,000-22,000	126-251%
Vincent J. Lombardo	4,500-10,900	126-251%

     At the end of a fiscal year, if the Compensation Committee determines, after consultation with management and the Company’s independent auditors, that EBT for a particular fiscal year meets or exceeds one or more of the performance targets, each participant will receive, with respect to such fiscal year and the targets met or exceeded, the number of restricted shares provided for by the Compensation Committee when it established the targets for the year. Each such grant of restricted shares awarded for a particular fiscal year shall vest on January 1 of the second fiscal year following the fiscal year for which such award was made. Accordingly, grants awarded for fiscal 2004 will vest on January 1, 2006; grants awarded for fiscal 2005 will vest on January 1, 2007; and grants awarded for fiscal 2006 will vest on January 1, 2008. The Compensation Committee, after appropriate consultation with management and the Company’s independent auditors, may adjust the final calculation of EBT if there occurs an unusual event during the fiscal year in question that has more than a minimal impact on the Company’s earnings.

     No later than December 15 of the year in which any restricted shares awarded under the Plan vest, the Company will credit to the participant who received such shares an amount equal to the fair market value of such shares times the highest marginal tax rate applicable to such executive for federal tax purposes.

     Except as otherwise provided by the Compensation Committee, in the event of a change in control or the termination of a participant’s employment due to death, disability, retirement, or termination without cause by the Company, all restrictions under the terms of the Stock Plan on shares granted to such participant shall lapse. On termination of a participant’s employment for any other reason, including, without limitation, termination for cause, all restricted shares subject to grants made to such participant shall be forfeited to the Company.

     Each participant who receives restricted shares will have the rights of a stockholder with respect thereto from and after the grant thereof, in accordance with and subject to the risks of forfeiture set forth in the Plan. No participant may transfer, assign or encumber any restricted shares granted to him until such shares have vested in accordance with the Plan.

     Unless previously terminated, the Plan shall terminate at the close of business on the last day of fiscal year 2008.

Agreements Concerning Employment and Changes In Control

     Charles H. Heist serves as Chairman of the Board of Directors pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2006.

     Under the agreement, Mr. Heist is compensated at a base salary of $200,000 for 2005. For each year thereafter, his salary will be determined by the Compensation Committee, but in no event will it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Heist is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.

     Under the employment agreement, management has agreed to use best efforts to have Mr. Heist nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a Director is subject to the will of the Board of Directors and the Company’s stockholders and that removal or non-election will not be a breach of the agreement.

     The Company may terminate Mr. Heist’s employment with cause immediately or without cause with 30 days advance notice. Mr. Heist may terminate his employment with the Company at any time with 30 days advance notice.

     If Mr. Heist’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control (as defined in the agreement), the Company is obligated to continue to pay Mr. Heist his salary and provide him with certain benefits for a period equal to the remainder of the term of the agreement, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining under the term.

     If within two years after a change in control of the Company, Mr. Heist’s employment is terminated by the Company without cause or by Mr. Heist due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual base salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination. In the event this occurs in 2005, the payment to Mr. Heist would be $488,200.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Heist with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Heist will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price will be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. If the change in control compensation would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”), such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

     No change in control compensation will be paid if the Company’s business is sold and Mr. Heist is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Heist’s retirement, death or disability.

     Mr. Heist’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment except where the termination is by the Company without cause or by Mr. Heist as a result of a material breach of the agreement by the Company.

     W. David Foster serves as Vice Chairman of the Company pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2005.

     Under the agreement, Mr. Foster is compensated at a base salary rate of $200,000 for 2005. For 2006, his salary will be determined by the Compensation Committee. Mr. Foster is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established annually or otherwise by the Compensation Committee.

     Under the employment agreement, management has agreed to use best efforts to have Mr. Foster nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a Director is subject to the will of the Board of Directors and the Company’s stockholders and that removal or non-election will not be a breach of the agreement.

     The Company may terminate Mr. Foster’s employment with cause immediately or without cause with 30 days advance notice. Mr. Foster may terminate his employment with the Company at any time with 30 days advance notice.

     If Mr. Foster’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control, the Company is obligated to continue to pay Mr. Foster his salary and provide him with certain benefits for a period equal to the remainder of the term of the agreement, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining under the term.

     If within two years after a change in control of the Company, Mr. Foster’s employment is terminated by the Company without cause or by Mr. Foster due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual base salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination. In the event this occurs in 2005, the payment to Mr. Foster would be $488,200.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Foster with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Foster will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price shall be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. Finally, if the change in control would constitute an excess parachute payment as defined in Section 280G of the Code, such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

     No change in control compensation will be paid if the Company’s business is sold and Mr. Foster is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Foster’s retirement, death or disability.

     Mr. Foster’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment except where the termination is by the Company without cause or by Mr. Foster as a result of a material breach of the agreement by the Company.

     Kurt R. Moore serves as President and Chief Executive Officer of the Company pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2006. Beginning in 2007, the employment agreement will renew annually from year to year, unless it is terminated in accordance with its provisions or unless either the Company or Mr. Moore gives notice of termination to the other at least six months in advance.

     Under the agreement, Mr. Moore is compensated at a base salary rate of $265,000 for 2005. For each calendar year thereafter, his salary will be determined by the Compensation Committee, but in no event shall it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Moore is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.

     Under the employment agreement, management has agreed to use best efforts to have Mr. Moore nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a Director is subject to the will of the Board of Directors and the Company’s stockholders and that removal or non-election will not be a breach of the agreement.

     The Company may terminate Mr. Moore’s employment with cause immediately or without cause with 30 days advance notice. Mr. Moore may terminate his employment with the Company at any time with 30 days advance notice.

     If Mr. Moore’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control, the Company is obligated to continue to pay Mr. Moore his salary and provide him with certain benefits for a period equal to the remainder of the initial term or any one year renewal term, as the case may be, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining in the term.

     If within two years after a change in control of the Company, Mr. Moore’s employment is terminated by the Company without cause or by Mr. Moore due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination. In the event this occurs in 2005, the payment to Mr. Moore would be $733,200.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Moore with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Moore will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price shall be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. Finally, if the change in control would constitute an excess parachute payment as defined in Section 280G of the Code, such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

     No change in control compensation will be paid if the Company’s business is sold and Mr. Moore is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Moore’s retirement, death or disability.

     Mr. Moore’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment in certain cases.

     Vincent J. Lombardo serves as Vice President and Chief Financial Officer of the Company pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2006. Beginning in 2007, the employment agreement will renew annually from year to year, unless it is terminated in accordance with its provisions or unless either the Company or Mr. Lombardo gives notice of termination to the other at least six months in advance.

     Under the agreement, Mr. Lombardo is compensated at a base salary rate of $172,000 for 2005. For each calendar year thereafter, his salary will be determined by the Compensation Committee, but in no event will it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Lombardo is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.

     The Company may terminate Mr. Lombardo’s employment with cause immediately or without cause with 30 days advance notice. Mr. Lombardo may terminate his employment with the Company at any time with 30 days advance notice.

     If Mr. Lombardo’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control, the Company is obligated to continue to pay Mr. Lombardo his salary and provide him with certain benefits for a period equal to the remainder of the initial term or any one year renewal term, as the case may be, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining in the term.

     If within two years after a change in control of the Company Mr. Lombardo’s employment is terminated by the Company without cause or by Mr. Lombardo due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination. In the event this occurs in 2005, the payment to Mr. Lombardo would be $453,700.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Lombardo with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Lombardo will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price shall be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. Finally, if the change in control would constitute an excess parachute payment as defined in Section 280G of the Code, such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

     No change in control compensation will be paid if the Company’s business is sold and Mr. Lombardo is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Lombardo’s retirement, death or disability.

     Mr. Lombardo’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for one year following termination of employment in certain cases.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of three independent, non-employee Directors. The committee approves the salaries of the Company’s executive officers and administers the various incentive remuneration plans of the Company currently in existence that are applicable to its executive officers. In determining the compensation of the Chief Executive Officer and the other executive officers of the Company, the Compensation Committee makes recommendations to the Board of Directors, and final compensation decisions are made by the full Board. The Compensation Committee believes that compensation should:

-relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officers contribution thereto;

-reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company;

-help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses; and

-reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

     The Company’s executive compensation program currently consists of three key elements: base salary, annual bonus and restricted stock. For fiscal 2004, the Company’s compensation programs were designed to attract and retain qualified executives by providing competitive salaries, incentive compensation plans and benefit programs.

     Salary Element

     In 2005, Messrs. Heist and Foster had no change in salary, Mr. Moore received a salary increase of $15,000, or 6.0%, Mr. Lombardo received a salary increase of $7,000, or 4.25% and Mr. Gardner had a salary increase of $9,000 or 10.85%. These increases for 2005 were based on financial performance of the company in 2004 and a change in duties for Mr. Gardner.

     Bonus Element

     The executive officers and other key management of the Company participate in an incentive compensation program that ties incentive compensation to earnings before taxes (“EBT”) as reported in the Company’s audited financial statements. Under this Plan, the Compensation Committee establishes an EBT target that must be reached before any bonuses are earned. The Compensation Committee also establishes for each participant in the Plan, including executive officers, individual target incentive amounts (“TIA”) that may be earned, in whole or in part, depending upon whether the EBT target is reached and by how much it is exceeded during the fiscal year. For fiscal 2004, the Compensation Committee established an EBT target of $1,340,000, which represented an increase of $328,000 in EBT for fiscal 2004 over fiscal 2003. The Compensation Committee also established for fiscal 2004 each participant’s target incentive amount, 100% or greater of which was to be earned if fiscal 2004 EBT equaled or exceeded $1,340,000. The TIA’s for executive officers were established at 20% of base salary for Messrs. Heist and Foster, 45% of base salary for Mr. Moore, 35% of base salary for Mr. Lombardo and 20% of base salary for Mr. Gardner. Based on EBT of $1,398,000 for fiscal 2004, bonuses declared for fiscal 2004 were $49,800 for Messrs. Heist and Foster, $140,000 for Mr. Moore, $71,800 for Mr. Lombardo and $20,700 for Mr. Gardner.

     Restricted Stock Element

     A pool of 250,000 shares was established in fiscal 2002 to be granted to participants in the Restricted Stock Plan. In fiscal 2004, shares were to be granted if the Company’s earnings before taxes met or exceeded the target of $1,340,000. The Company’s earnings before taxes for fiscal 2004 exceeded this target. Shares granted under this plan for fiscal 2004 were 1,510 shares for Mr. Heist, 1,510 shares for Mr. Foster, 4,248 shares for Mr. Moore, 2,181 shares for Mr. Lombardo and 627 for Mr. Gardner.

COMMITTEE’S REVIEW OF ALL COMPONENTS OF COMPENSATION

     The Compensation Committee has reviewed the aggregate amounts and mix of all components of the executive officers compensation, including base salary, incentive compensation and restricted stock, the value to the executive and costs to the Company of all perquisites and other personal benefits and the actual projected payout obligations of the Company under several potential severance and change in control scenarios for the named executive officers.

Based on the review set out above, the Compensation Committee finds the executive officers total compensation [and , in case of the severance and change in control scenarios, the potential payouts] in the aggregate to be reasonable and not excessive.

The Compensation Committee:

Charles E. Scharlau, Chairman  Donna R. Moore    Ronald K. Leirvik

REPORT OF THE AUDIT COMMITTEE

     Pursuant to rules adopted by the Securities and Exchange Commission designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company’s Board of Directors submits the following report.

     The Audit Committee is responsible for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and for such other activities as may be directed by the Board.

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2004 with management and has discussed with the independent auditors the matters required to be discussed by SAS No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees.”

     The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent auditors the auditors’ independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence.

     Based on review and discussions of the audited financial statements for fiscal year 2004 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 26, 2004, as filed with the Securities and Exchange Commission.

The Audit Committee:

Richard W. Roberson, Chairman   Ronald K. Leirvik    Charles E. Scharlau

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTING FIRM

     PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended December 26, 2004 and December 28, 2003 and has been selected by the Board of Directors to audit the Company’s financial statements for the current fiscal year.

     Fiscal 2002 was the first year that PricewaterhouseCoopers LLP audited the Company’s financial statements.

     A representative of PricewaterhouseCoopers LLP will be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and to respond to stockholder questions.

Audit Fees

     The following table sets forth information regarding fees paid by the Company to PricewaterhouseCoopers LLP during 2004 and 2003:

	2004	2003
Audit Fees(1)	$92,000	$77,000
Audit-Related Fees(2)	17,500	9,000
Tax Fees(3)	22,000	21,175
All Other Fees		—

Total	$131,500	$107,175

(1)	Audit of annual financial statements and review of financial statements included in Quarterly Reports on Form 10-Q.

(2)	Employee benefit plan audits.

(3)	Tax consultations and tax return preparation.

     The Audit Committee has concluded that PricewaterhouseCoopers LLP’s provision of the audit and permitted non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

COMMON STOCK PERFORMANCE

     The stock performance graph presented on the following page compares performance of the common stock of the Company to the Standard and Poors 500 Index (a broad market index) and a peer group index. The following companies composed the Company’s peer group index before 2003: Headway Corporate Resources, Joule, Inc., SOS Staffing, and RemedyTemp Inc. Beginning in the Company’s 2003 fiscal year the Company’s peer group index was composed of Joule, Inc. and RemedyTemp Inc., as SOS Staffing is no longer a reporting company under the Securities Exchange Act of 1934, as amended and Headway Corporate Resources filed for bankruptcy pursuant to federal bankruptcy laws. During the Company’s 2004 fiscal year the Company’s peer group index was composed of RemedyTemp Inc., Barrett Business Services, Inc., On Assignment, Inc. and Westaff Inc. Joule, Inc. is no longer a reporting company under the Securities Exchange Act of 1934, as amended.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company’s Directors, its executive officers, and any persons holding more than 10% of its common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 2004. Based solely on the Company’s review of the copies of such forms received by it from certain reporting persons, the Company believes that, during the fiscal year ended December 26, 2004, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were met, except as follows: Dixie Lea Clark, a 10% stockholder of the Company, failed to timely file one report on Form 4 reporting two transactions, which were reported late on Form 4 and The Burton Partnership, a 10% stockholder of the Company, failed to timely file one report on Form 4 reporting one transaction, which was reported late on Form 4.

ANNUAL REPORT

     The Annual Report to Stockholders of the Company, including Form 10-K, for the fiscal year ended December 26, 2004, is included with this proxy solicitation material.

STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company at its principal corporate offices by the close of business on December 2, 2005, in order to be timely received for inclusion in the Company’s proxy statement and form of proxy for that meeting.

     If a stockholder intends to raise, at the Company’s annual meeting in 2006, a proposal that he or she does not seek to have included in the Company’s proxy statement, the stockholder must notify the Company of the proposal on or before February 14, 2006. If the stockholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the proxy statement for the annual meeting in 2006.

OTHER MATTERS

     The Company is unaware of any matter, other than that mentioned above, that will be brought before the meeting for action. If any other matter is brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

     It is important that your proxy be returned promptly no matter how small or how large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Shares represented by each proxy will be voted as directed, but if not otherwise specified will be voted for the election of the nominees for Directors.

By order of the Board of Directors

Vincent J. Lombardo
Secretary
April 1, 2005

ABLEST INC.
ANNUAL MEETING

Ablest Inc.
Corporate Headquarters
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

Wednesday — May 25, 2005
11:30 a.m. Eastern Daylight Savings Time

PROXY

ABLEST INC.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints CHARLES H. HEIST and W. DAVID FOSTER as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the common shares of ABLEST INC., held of record by the undersigned on March 31, 2005, at the annual meeting of the stockholders to be held on May 25, 2005, or any adjournment thereof. Without otherwise limiting the general authorization given hereby, the Proxy is instructed to vote as follows:

1.	ELECTION OF DIRECTORS

     ☐ FOR all nominees listed below (except as marked to the contrary below)

     ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: Charles H. Heist, W. David Foster, Kurt R. Moore, Charles E. Scharlau, Ronald K. Leirvik, Donna R. Moore and Richard W. Roberson.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Dated:	, 2005

Signature(s)

When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.